Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS FOURTH-QUARTER AND FULL-YEAR 2021 RESULTS

•Fourth-quarter sales of $3.5 billion increased 10% on a reported basis, 12% on a constant currency basis and 4% on an operational basis1
•Fourth-quarter U.S. GAAP earnings per share (EPS) of $0.47 and adjusted EPS of $1.04
•Full-year revenue of $12.8 billion increased 10% on a reported basis, 7% on a constant currency basis and 5% on an operational basis
•Full-year U.S. GAAP EPS of $2.53 and adjusted EPS of $3.61
•Baxter’s acquisition of Hillrom positions company to accelerate top- and bottom-line performance and drive innovation in connected care solutions focused on enhancing clinical outcomes for patients and improving workflow efficiency for customers

DEERFIELD, Ill., FEB. 17, 2022 Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the fourth quarter and full year ended Dec. 31, 2021, and provided its financial guidance for full year and first quarter 2022. Fourth quarter and full year 2021 results reflect 19 days of contribution from Hillrom Holdings, Inc. (Hillrom) subsequent to Baxter’s acquisition of the company on Dec. 13, 2021.
“In 2021, Baxter’s dedicated employees remained focused on responding to the COVID-19 public health crisis while also embracing new opportunities to advance innovation and accelerate performance, all in support of our Mission to Save and Sustain Lives,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “Amid a historic pandemic and global supply chain

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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

challenges, Baxter achieved solid top- and bottom-line growth for the fourth quarter and full year. Performance reflects sustained demand for our portfolio of medically essential products coupled with the impact of our ongoing transformation. Our December 2021 acquisition of Hillrom creates new potential for our team to advance connected care solutions, expand portfolio access and capture efficiencies to drive enhanced value for patients, clinicians, employees, investors and other stakeholders.”
Fourth-Quarter Financial Results
Following Baxter’s acquisition of Hillrom on Dec. 13, 2021, Baxter’s fourth quarter and full-year 2021 financial results include Hillrom’s financial results for the last 19 days of the quarter ended Dec. 31, 2021. Hillrom’s financial results for these periods are reported as a new operating segment in addition to Baxter’s existing three geographic segments.
Worldwide sales in the fourth quarter totaled $3.5 billion, an increase of 10% on a reported basis, 12% on a constant currency basis and 4% on an operational basis. Operational sales in the fourth quarter exclude the impacts of foreign exchange, the December 2021 acquisition of Hillrom, and the February 2021 acquisition of the rights to Caelyx and Doxil, the branded versions of liposomal doxorubicin, for specified territories outside of the U.S. (OUS).
Sales in the U.S. totaled $1.5 billion, growing 15% on a reported basis and 3% on an operational basis. International sales of $2.0 billion advanced 7% on a reported basis, 9% on a constant currency basis and 4% on an operational basis.
Baxter’s three geographic segments – Americas, EMEA and APAC – all positively contributed to sales growth in the fourth quarter, reflecting ongoing global demand for select Baxter products and therapies amid the pandemic, partially offset by the impact of lower surgical procedures resulting from the late 2021 emergence of the COVID-19 Omicron variant.
Growth among Baxter’s legacy businesses was led by BioPharma Solutions, which grew more than 30 percent on a constant currency basis, reflecting the benefit of multiple collaborations to help manufacture COVID-19 vaccines. Baxter’s Renal Care, Medication Delivery, Pharmaceuticals and Clinical Nutrition businesses delivered constant currency growth of mid-to-high single digits. Baxter’s Advanced Surgery business was flat at constant currency rates, reflecting a slowdown in elective surgeries correlated with the emergence of the COVID-19 Omicron variant. Acute Therapies declined high single digits at constant currency rates, reflecting a challenging comparison to the prior year.
The accompanying schedules include additional details on sales performance in the quarter, including breakouts by Baxter’s product categories and segments. Sales from Hillrom’s product categories, Patient Support Systems, Front Line Care and Surgical Solutions, for the last 19 days of the quarter ended Dec. 31, 2021, can be also found in the schedules accompanying this press release. In addition, Baxter is providing supplemental unaudited historical sales results for Hillrom for the quarters and year ended Dec. 31, 2021.
For the fourth quarter, net income attributable to Baxter was $238 million, or $0.47 per diluted share, an increase of 42% on a U.S. GAAP (Generally Accepted Accounting Principles) basis compared to the prior year period. These results include special items totaling $287 million after-tax, which were primarily related to Hillrom acquisition and integration expenses, business optimization, intangible amortization and other regulatory expenses, among other items. On an adjusted basis, net income attributable to Baxter totaled $525 million in the fourth quarter, or $1.04 per diluted share, an increase of 30% compared to the prior-year period. Adjusted results for the fourth quarter of 2021 include a contribution to earnings of $0.08 per diluted share from Hillrom. Baxter’s underlying earnings in the quarter were negatively impacted by foreign exchange losses, as well as increased freight related costs, particularly as cases of COVID-19 surged toward the end of the quarter.
“Overall demand for our products across both the Baxter and Hillrom businesses remains strong,” said Almeida. “Like many of our peers and companies across industries, we are not immune to the disruptive impact of COVID-19, which has caused staffing-related challenges in our plants as well as increased inflationary pressures leading to rising costs of raw materials, components, and logistics. As always, our efforts are driven foremost by our Mission, and colleagues from across our operations are working diligently to ensure steady access to the lifesaving products used by patients and clinicians globally.”
Full-Year Financial Results
Baxter’s 2021 worldwide sales totaled $12.8 billion, an increase of 10% on a reported basis, 7% on a constant currency basis and 5% on an operational basis. Operational sales for the full year exclude the impacts of foreign exchange, the December 2021 acquisition of Hillrom, and the February 2021 acquisition of the rights to Caelyx and Doxil for specified territories OUS.

Sales in the U.S. totaled $5.2 billion, growing 6% on a reported basis and 3% on an operational basis. International sales of $7.6 billion grew 12% on a reported basis, 8% at constant currency rates and 6% operationally.
The accompanying schedules include additional details on sales performance by product categories and segments.
For full-year 2021, net income attributable to Baxter totaled $1.3 billion, or $2.53 per diluted share, increasing 19% on a U.S. GAAP basis compared to the prior year. These results include special items totaling $552 million after-tax, which were primarily related to Hillrom acquisition and integration expenses, business optimization, intangible amortization and other regulatory expenses, among other items. On an adjusted basis, 2021 net income attributable to Baxter totaled $1.8 billion, or $3.61 per diluted share, an increase of 17% compared to the prior-year period. Adjusted results for full year 2021 include a contribution to earnings of $0.08 per diluted share from Hillrom.
For the full year, Baxter generated $2.2 billion in operating cash flow from continuing operations and $1.5 billion in free cash flow (operating cash flow from continuing operations less capital expenditures of $743 million).
“We remain focused on strategically redeploying capital to advance our performance and position Baxter for future success,” said Jay Saccaro, executive vice president and chief financial officer. “This strategy was clearly evidenced during 2021, as the company returned approximately $1.1 billion to shareholders through dividends and share repurchases and deployed over $12 billion to inorganic investments to fuel growth, including our acquisition of Hillrom.”
Business Highlights2
Baxter’s 2021 acquisition of Hillrom begins the next stage of the company’s ongoing transformation. The acquisition unites the portfolios of two medtech leaders, fostering the potential for advances in connected care to improve clinical insights, enhance patient outcomes and increase workflow efficiencies. Baxter expects this combination to accelerate revenue growth through
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2See links to original press releases for additional product information.

innovation and geographic expansion, among other opportunities, while also yielding meaningful cost synergies that are anticipated to contribute to bottom-line performance.
While the scale of the Hillrom acquisition sets it apart, it is just one of many recent highlights illustrating the company’s momentum in support of its Mission. Among other key milestone achievements of 2021 and early 2022, Baxter:
•Commenced the production of multiple COVID-19 vaccines on a contract basis through the company’s BioPharma Solutions business. The vaccines are currently being used to combat the impact of COVID-19 among patients across an array of global markets.
•Announced the global launch of PrisMax 2, the latest version of Baxter’s leading-edge critical care technology, designed to help simplify delivery of continuous renal replacement therapy (CRRT) and other organ support therapies. The PrisMax 2 system features new solutions within the company’s TrueVue digital health portfolio, as well as the PrismaLung+ blood-gas exchanger that delivers extracorporeal carbon dioxide removal (ECCO2R) therapy to support the management of acute respiratory dysfunction.
•Announced the CE marking of the NEPHROCLEAR™ CCL14 Test in partnership with bioMérieux. The test is designed to predict persistent severe acute kidney injury (PS-AKI) and can be used to support timely clinical decision-making and care pathways. The companies intend to introduce the NEPHROCLEAR™ CCL14 Test in select Western Europe markets this year.
•Launched the Sharesource Analytics 1.0 premium module, a next-generation digital health resource that provides healthcare professionals with a comprehensive dashboard containing simplified trend data from their home dialysis patients’ treatments, and evidence-based clinical guidance to help resolve potential therapy complications.
•Received U.S. Food and Drug Administration (FDA) clearance for its AK 98 (Artificial Kidney 98) dialysis machine, which is designed to be portable and easy-to-use, and offers encrypted two-way connectivity to pull prescriptions directly from the electronic medical record (EMR) for simplified workflow and data handling.
•Announced the FDA approval and commercial launch of premix Norepinephrine Bitartrate in 5% Dextrose Injection (norepinephrine), a cardiovascular medication indicated to raise blood pressure in adult patients with severe, acute hypotension (low blood pressure). Baxter’s formulation of norepinephrine is the first and only manufacturer-prepared ready-to-use formulation available.
•Acquired full U.S. and specified OUS rights to the anti-nausea medication Transderm Scop, representing a key adjacency to Baxter’s industry-leading inhaled anesthetics portfolio.
•Acquired the OUS rights to Caelyx (doxorubicin hydrochloride liposome injection), supplementing Baxter’s previously acquired rights to this medication in the U.S., where it is known as Doxil. The launch of Caelyx in EMEA builds upon Baxter’s geographic expansion of key businesses in additional markets around the world.
•Acquired certain assets related to PerClot Polysaccharide Hemostatic System from CryoLife, Inc., broadening Baxter’s Advanced Surgery portfolio and marking the company’s global entry into the hemostatic powder segment.
•Announced a $100 million expansion of Baxter’s BioPharma Solutions (BPS) facility in Halle/Westfalen, Germany, to expand the site’s manufacturing footprint and add state-of-the-art equipment designed to help products achieve stability and improved shelf life through lyophilization (freeze drying).
•Led an investment in Medically Home, a company committed to establishing patients’ homes as safe alternate sites for receiving high and lower acuity care. This investment reflects Baxter’s prioritization of alternate sites of care and the company’s expanding focus on digital health and monitoring technologies.
Corporate Responsibility
Baxter is committed to addressing the environmental, social and governance (ESG) issues touching the lives of patients, employees and the diversity of communities the company serves worldwide. In 2021, Baxter launched its 2030 Corporate Responsibility Commitment, comprising 10 goals for prioritized action across three pillars: Empower Our Patients, Protect Our Planet, and Champion Our People and Communities. This Commitment supports a number of the United Nations Sustainable Development Goals (UN SDGs) and 2030 Agenda with a global blueprint for achieving a more sustainable future. Details can be found in Baxter’s most recent Corporate Responsibility Report.

In addition, Baxter continued to prioritize its expansive ACT (Activating Change Today) initiative, a multidisciplinary effort to advance racial justice by driving meaningful, sustainable change within Baxter and the communities and markets the company serves. Among recent ACT milestones, the company has launched multiple programs to support students at historically Black colleges and universities (HBCUs) in the U.S., and programs to address disproportionate challenges affecting Black Americans related to diabetes and kidney health.
Baxter was recognized for its commitment to corporate responsibility and workplace excellence throughout 2021 and early 2022. Of note, the company:
•Was named to the Dow Jones Sustainability Indices – DJSI World and DJSI North America; Baxter has appeared each year since the indices launched, in 1999 and 2005, respectively.
•Scored 100% on the 2022 Human Rights Campaign Corporate Equality Index, marking the seventh consecutive year the company has received a perfect score.
•Ranked number 8 on Newsweek’s 2022 list of America’s Most Responsible Companies.
•Was cited among top scoring companies on Disability:IN’s 2021 Disability Equality Index (DEI), designating Baxter as a Best Place to Work for Disability Inclusion.
•Was named to 3BL Media’s list of 100 Best Corporate Citizens for 2021.
•Was recognized by Seramount on its 2021 lists of the 100 Best Companies, Best Companies for Dads, and Best Companies for Multicultural Women; and named a leading company on the 2021 Seramount Inclusion Index (formerly known as the Diversity Best Practices Inclusion Index).
•Was recognized by Forbes on its 2021 lists of the World’s Best Employers, America’s Best Employers for Diversity, Best Employers for Women, and World’s Top Female-Friendly Companies.
2022 Financial Outlook
For full-year 2022: Baxter expects sales growth of 24% to 25% on a reported basis, 26% to 27% on a constant currency basis and approximately 4% on an operational basis. The company expects U.S. GAAP earnings of $2.91 to $3.01 per diluted share and adjusted earnings, before special items, of $4.25 to $4.35 per diluted share.

For first-quarter 2022: The company expects sales growth of 24% to 25% on a reported basis, 27% to 28% on a constant currency basis and low single digit revenue growth on an operational basis. The company expects U.S. GAAP earnings of $0.46 to $0.49 per diluted share and adjusted earnings, before special items, of $0.79 to $0.82 per diluted share.
A webcast of Baxter’s fourth-quarter 2021 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on Feb. 17, 2022. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted interest expense, net, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and twelve months ended Dec. 31, 2021, operational sales growth excludes the impact of foreign exchange, the December 2021 acquisition of Hillrom and the February 2021 acquisition of specified OUS rights to Caelyx/Doxil. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remained constant and excluding the impact of the company’s recent acquisitions of Hillrom and specified OUS rights to Caelyx/Doxil.
For the quarter and twelve months ended Dec. 31, 2021, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation, investigation and related costs, a loss on debt extinguishment, a litigation matter and tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for first-quarter and full-year 2022) and business development activities (including the December 2021 acquisition of Hillrom). These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical; Seprafilm Adhesion Barrier; specified OUS rights to Caelyx/Doxil; full U.S. and specific OUS rights to Transderm Scop; PerClot; and the acquisition of Hillrom); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and

foreign regulatory agencies, including the SEC’s investigation of foreign exchange gains or losses or the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and current and future ethylene oxide litigation or other claims; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax or the Build Back Better framework; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filing on Form 10-K and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, AK 98, Caelyx, Doxil, Hillrom, Hill-Rom, PerClot, PrismaLung+, PrisMax, Seprafilm, Sharesource and TrueVue are trademarks of Baxter International Inc. or its subsidiaries. bioMérieux and Nephroclear are pending or registered trademarks belonging to bioMérieux or one of its subsidiaries. Medically Home is a registered trademark of Medically Home Group, Inc. Transderm Scop is a registered trademark of Novartis AG. Any other trademarks or product brands appearing herein are the property of their respective owners.

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BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended December 31,
	2021	2020	Change
NET SALES	$3,514	$3,181	10%
COST OF SALES	2,108	1,990	6%
GROSS MARGIN	1,406	1,191	18%
% of Net Sales	40.0%	37.4%	2.6 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	885	650	36%
% of Net Sales	25.2%	20.4%	4.8 pts
RESEARCH AND DEVELOPMENT EXPENSES	138	135	2%
% of Net Sales	3.9%	4.2%	(0.3 pts)
OPERATING INCOME	383	406	(6)%
% of Net Sales	10.9%	12.8%	(1.9 pts)
INTEREST EXPENSE, NET	74	38	95%
OTHER EXPENSE, NET	26	158	(84)%
INCOME BEFORE INCOME TAXES	283	210	35%
INCOME TAX EXPENSE	41	39	5%
% of Income Before Income Taxes	14.5%	18.6%	(4.1 pts)
NET INCOME	242	171	42%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	4	3	33%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$238	$168	42%

EARNINGS PER SHARE
Basic	$0.48	$0.33	45%
Diluted	$0.47	$0.33	42%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	501	510
Diluted	507	516

ADJUSTED OPERATING INCOME (excluding special items)¹	$714	$563	27%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$649	$520	25%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$525	$412	27%
ADJUSTED DILUTED EPS (excluding special items)¹	$1.04	$0.80	30%
1    Refer to page 12 for a description of the adjustments and a reconciliation to U.S. GAAP measures.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended December 31, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Interest Expense, Net	Other Expense, Net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,406	$885	$138	$383	$74	$26	$283	$41	$242	$238	$0.47
Reported percent of net sales (or percent of income before income taxes for income tax expense)	40.0%	25.2%	3.9%	10.9%	2.1%	0.7%	8.1%	14.5%	6.9%	6.8%
Intangible asset amortization[1]	88	(11)	—	99	—	—	99	23	76	76	0.15
Business optimization items[2]	2	(30)	(1)	33	—	—	33	5	28	28	0.06
Acquisition and integration expenses[3]	49	(121)	(4)	174	(30)	—	204	29	175	175	0.35
European medical devices regulation[4]	12	—	—	12	—	—	12	3	9	9	0.02
Loss on debt extinguishment[7]	—	—	—	—	—	(5)	5	1	4	4	0.01
Litigation matter[9]	—	(13)	—	13	—	—	13	—	13	13	0.03
Tax matters[10]	—	—	—	—	—	—	—	18	(18)	(18)	(0.04)
Adjusted	$1,557	$710	$133	$714	$44	$21	$649	$120	$529	$525	$1.04
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	44.3%	20.2%	3.8%	20.3%	1.3%	0.6%	18.5%	18.5%	15.1%	14.9%

The company’s U.S. GAAP results for the three months ended December 31, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Other Expense, Net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,191	$650	$135	$406	$158	$210	$39	$171	$168	$0.33
Reported percent of net sales (or percent of income before income taxes for income tax expense)	37.4%	20.4%	4.2%	12.8%	5.0%	6.6%	18.6%	5.4%	5.3%
Intangible asset amortization[1]	57	—	—	57	—	57	13	44	44	0.09
Business optimization items[2]	29	(25)	(3)	57	—	57	14	43	43	0.08
Acquisition and integration expenses[3]	—	(2)	—	2	—	2	—	2	2	0.00
European medical devices regulation[4]	11	—	—	11	—	11	2	9	9	0.02
Investigation and related costs[5]	—	(1)	—	1	—	1	—	1	1	0.00
Pension settlement[6]	—	—	—	—	(43)	43	10	33	33	0.06
Loss on debt extinguishment[7]	—	—	—	—	(110)	110	20	90	90	0.17
Product-related items[8]	29	—	—	29	—	29	7	22	22	0.04
Adjusted	$1,317	$622	$132	$563	$5	$520	$105	$415	$412	$0.80
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	41.4%	19.6%	4.1%	17.7%	0.2%	16.3%	20.2%	13.0%	13.0%

1The company’s results in 2021 and 2020 included intangible asset amortization expense of $99 million ($76 million, or $0.15 per diluted share, on an after-tax basis) and $57 million ($44 million, or $0.09 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2021 and 2020 included charges of $33 million ($28 million, or $0.06 per diluted share, on an after-tax basis) and $57 million ($43 million, or $0.08 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis.
3The company’s results in 2021 included $204 million ($175 million, or $0.35 per diluted share, on an after-tax basis) of acquisition, integration and related financing expenses for its acquisition of Hill-Rom Holdings, Inc. (Hillrom) and the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. that was partially offset by the change in estimated fair value of contingent consideration liabilities. The company’s results in 2020 included $2 million ($2 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration expenses related to the acquisition of Seprafilm.
4The company’s results in 2021 and 2020 included costs of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company’s results in 2020 included costs of $1 million ($1 million, or $0.00 per diluted share, on an after-tax basis) for investigation and related costs. This item primarily included professional fees related to the company's investigation of foreign exchange gains and losses.
6The company's results in 2020 included a charge of $43 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to lump-sum settlement distributions made to certain former U.S. employees with vested pension benefits.
7The company's results in 2021 included a loss of $5 million ($4 million, or $0.01 per diluted share, on an after-tax basis) on the early extinguishment of the $2.4 billion debt assumed as part of its Hillrom acquisition. The company's results in 2020 included a loss of $110 million ($90 million, or $0.17 per diluted share, on an after-tax basis) on the November 2020 early extinguishment of $750 million of 3.75% senior notes that were issued in March 2020.
8The company's results in 2020 included a net charge of $29 million ($22 million, or $0.04 per diluted share, on an after-tax basis) related to Sigma Spectrum infusion pump inspection and remediation activities.
9The company's results in 2021 included a charge of $13 million ($13 million, or $0.03 per diluted share, on an after-tax basis) associated with claimants alleging injuries as a result of proximity to one of its plants.
10The company's results in 2021 included an income tax benefit of $18 million, or $0.04 per diluted share related to a change in U.S. foreign tax credit regulations.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Years Ended December 31,
	2021	2020	Change
NET SALES	$12,784	$11,673	10%
COST OF SALES	7,679	7,086	8%
GROSS MARGIN	5,105	4,587	11%
% of Net Sales	39.9%	39.3%	0.6 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,867	2,469	16%
% of Net Sales	22.4%	21.2%	1.2 pts
RESEARCH AND DEVELOPMENT EXPENSES	534	521	2%
% of Net Sales	4.2%	4.5%	(0.3 pts)
OTHER OPERATING INCOME, NET	(6)	(19)	(68)%
OPERATING INCOME	1,710	1,616	6%
% of Net Sales	13.4%	13.8%	(0.4 pts)
INTEREST EXPENSE, NET	192	134	43%
OTHER EXPENSE, NET	41	190	(78)%
INCOME BEFORE INCOME TAXES	1,477	1,292	14%
INCOME TAX EXPENSE	182	182	0%
% of Income Before Income Taxes	12.3%	14.1%	(1.8 pts)
NET INCOME	1,295	1,110	17%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	11	8	38%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$1,284	$1,102	17%

EARNINGS PER SHARE
Basic	$2.56	$2.17	18%
Diluted	$2.53	$2.13	19%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	502	509
Diluted	508	517

ADJUSTED OPERATING INCOME (excluding special items)¹	$2,400	$2,097	14%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$2,220	$1,926	15%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,836	$1,597	15%
ADJUSTED DILUTED EPS (excluding special items)¹	$3.61	$3.09	17%
1    Refer to page 14 for a description of the adjustments and a reconciliation to U.S. GAAP measures.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the year ended December 31, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Interest Expense, Net	Other Expense, Net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$5,105	$2,867	$534	$(6)	$1,710	$192	$41	$1,477	$182	$1,295	$1,284	$2.53
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.9%	22.4%	4.2%	0.0%	13.4%	1.5%	0.3%	11.6%	12.3%	10.1%	10.0%
Intangible asset amortization[1]	287	(11)	—	—	298	—	—	298	64	234	234	0.46
Business optimization items[2]	53	(60)	(1)	—	114	—	—	114	23	91	91	0.18
Acquisition and integration expenses[3]	50	(144)	(4)	6	192	(48)	—	240	36	204	204	0.40
European medical devices regulation[4]	42	—	—	—	42	—	—	42	10	32	32	0.06
Investigation and related costs[5]	—	(31)	—	—	31	—	—	31	3	28	28	0.06
Loss on debt extinguishment[8]	—	—	—	—	—	—	(5)	5	1	4	4	0.01
Litigation matter[10]	—	(13)	—	—	13	—	—	13	—	13	13	0.03
Tax matters[11]	—	—	—	—	—	—	—	—	54	(54)	(54)	(0.11)
Adjusted	$5,537	$2,608	$529	$—	$2,400	$144	$36	$2,220	$373	$1,847	$1,836	$3.61
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	43.3%	20.4%	4.1%	0.0%	18.8%	1.1%	0.3%	17.4%	16.8%	14.4%	14.4%

The company’s U.S. GAAP results for the year ended December 31, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Other Expense, Net	Income Before Income Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$4,587	$2,469	$521	$(19)	$1,616	$190	$1,292	$182	$1,110	$1,102	$2.13
Reported percent of net sales (or percent of income before income taxes for income tax expense)	39.3%	21.2%	4.5%	(0.2)%	13.8%	1.6%	11.1%	14.1%	9.5%	9.4%
Intangible asset amortization[1]	222	—	—	—	222	—	222	51	171	171	0.33
Business optimization items[2]	53	(78)	(3)	17	117	—	117	27	90	90	0.17
Acquisition and integration expenses[3]	11	(9)	(22)	2	40	—	40	8	32	32	0.06
European medical devices regulation[4]	33	—	—	—	33	—	33	8	25	25	0.05
Investigation and related costs[5]	3	(19)	(1)	—	23	—	23	4	19	19	0.04
Intangible asset impairment[6]	17	—	—	—	17	—	17	4	13	13	0.03
Pension settlement[7]	—	—	—	—	—	(43)	43	10	33	33	0.06
Loss on debt extinguishment[8]	—	—	—	—	—	(110)	110	20	90	90	0.17
Product-related items[9]	29	—	—	—	29	—	29	7	22	22	0.04
Adjusted	$4,955	$2,363	$495	$—	$2,097	$37	$1,926	$321	$1,605	$1,597	$3.09
Adjusted percent of net sales (or adjusted percent of income before income taxes for income tax expense)	42.4%	20.2%	4.2%	0.0%	18.0%	0.3%	16.5%	16.7%	13.7%	13.7%
1.The company’s results in 2021 and 2020 included intangible asset amortization expense of $298 million ($234 million, or $0.46 per diluted share, on an after-tax basis) and $222 million ($171 million, or $0.33 per diluted share, on an after-tax basis), respectively.
2.The company’s results in 2021 and 2020 included charges of $114 million ($91 million, or $0.18 per diluted share, on an after-tax basis) and $134 million ($107 million, or $0.20 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3.The company’s results in 2021 included $240 million ($204 million, or $0.40 per diluted share, on an after-tax basis) of acquisition, integration and related financing expenses for its acquisition of Hillrom and the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. that was partially offset by the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2020 included $40 million ($32 million, or $0.06 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by a benefit related to the change in the estimated fair value of contingent consideration liabilities.
4.The company’s results in 2021 and 2020 included costs of $42 million ($32 million, or $0.06 per diluted share, on an after-tax basis) and $33 million ($25 million, or $0.05 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5.The company’s results in 2021 and 2020 included costs of $31 million ($28 million, or $0.06 per diluted share, on an after-tax basis) and $23 million ($19 million, or $0.04 per diluted share, on an after-tax basis) for investigation and related costs. In 2021, this item primarily included charges related to matters associated with the company's investigation of foreign exchange gains and losses. In 2020, this item primarily included professional fees for the investigation and related matters, as well as incremental stock compensation expense as the company extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6.The company's results in 2020 included a charge of $17 million ($13 million, or $0.03 per diluted share, on an after-tax basis) for an asset impairment related to a developed-technology intangible asset.
7.The company's results in 2020 included a charge of $43 million ($33 million, or $0.06 per diluted share, on an after-tax basis) related to lump-sum settlement distributions made to certain former U.S. employees with vested pension benefits.
8.The company's results in 2021 include a loss of $5 million ($4 million, or $0.01 per diluted share, on an after-tax basis) on the early extinguishment of the $2.4 billion debt assumed as part of its Hillrom acquisition. The company's results in 2020 included a loss of $110 million ($90 million, or $0.17 per diluted share, on an after-tax basis) on the November 2020 early extinguishment of $750 million of 3.75% senior notes that were issued in March 2020.
9.The company's results in 2020 included a net charge of $29 million ($22 million, or $0.04 per diluted share, on an after-tax basis) related to Sigma Spectrum infusion pump inspection and remediation activities.
10.The company's results in 2021 included a charge of $13 million ($13 million, or $0.03 per diluted share, on an after-tax basis) associated with claimants alleging injuries as a result of proximity to one of its plants.
11.The company's results in 2021 included a net income tax benefit of $54 million or $0.11 per diluted share, related to a tax-deductible foreign statutory loss on an investment in a foreign subsidiary and a change in U.S. foreign tax credit regulations that was partially offset by an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,755	$1,681	4%	5%	$6,666	$6,321	5%	5%
EMEA	815	800	2%	5%	3,115	2,877	8%	5%
APAC	732	700	5%	6%	2,791	2,475	13%	8%
Hillrom	212	—	n/a	n/a	212	—	n/a	n/a
Total Baxter	$3,514	$3,181	10%	12%	$12,784	$11,673	10%	7%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

In connection with the acquisition of Hillrom in December 2021, the company has added three new product categories: Patient Support Systems, Front Line Care and Surgical Solutions.

	Three Months Ended December 31,				Years Ended December 31,
	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates	2021	2020	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$1,033	$1,013	2%	4%	$3,900	$3,757	4%	2%
Medication Delivery ²	784	743	6%	6%	2,880	2,691	7%	6%
Pharmaceuticals ³	604	562	7%	8%	2,291	2,098	9%	5%
Clinical Nutrition [4]	249	243	2%	4%	964	910	6%	4%
Advanced Surgery [5]	255	259	(2)%	0%	977	886	10%	9%
Acute Therapies [6]	202	221	(9)%	(7)%	782	740	6%	3%
BioPharma Solutions [7]	145	115	26%	31%	669	486	38%	35%
Patient Support Systems[8]	115	—	n/a	n/a	115	—	n/a	n/a
Front Line Care[9]	70	—	n/a	n/a	70	—	n/a	n/a
Surgical Solutions[10]	27	—	n/a	n/a	27	—	n/a	n/a
Other[11]	30	25	20%	20%	109	105	4%	3%
Total Baxter	3,514	3,181	10%	12%	12,784	11,673	10%	7%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of connected care solutions: devices, software, communications and integration technologies.
9Includes sales of integrated patient monitoring and diagnostic technologies to help diagnose, treat and manage a wide variety of illness and diseases, including respiratory therapy, cardiology, vision screening and physical assessment.
10Includes sales of surgical video technologies, tables, lights, pendants, precision positioning devices and other accessories.
11Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended December 31,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$235	$798	$1,033	$219	$794	$1,013	7%	1%	2%
Medication Delivery	514	270	784	476	267	743	8%	1%	6%
Pharmaceuticals	203	401	604	212	350	562	(4)%	15%	7%
Clinical Nutrition	88	161	249	89	154	243	(1)%	5%	2%
Advanced Surgery	140	115	255	147	112	259	(5)%	3%	(2)%
Acute Therapies	76	126	202	82	139	221	(7)%	(9)%	(9)%
BioPharma Solutions	55	90	145	48	67	115	15%	34%	26%
Patient Support Systems	86	29	115	—	—	—	n/a	n/a	n/a
Front Line Care	51	19	70	—	—	—	n/a	n/a	n/a
Surgical Solutions	12	15	27	—	—	—	n/a	n/a	n/a
Other	23	7	30	17	8	25	35%	(13)%	20%
Total Baxter	1,483	2,031	3,514	1,290	1,891	3,181	15%	7%	10%

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Years Ended December 31,
	2021			2020			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$890	$3,010	$3,900	$848	$2,909	$3,757	5%	3%	4%
Medication Delivery	1,859	1,021	2,880	1,738	953	2,691	7%	7%	7%
Pharmaceuticals	753	1,538	2,291	849	1,249	2,098	(11)%	23%	9%
Clinical Nutrition	343	621	964	330	580	910	4%	7%	6%
Advanced Surgery	545	432	977	516	370	886	6%	17%	10%
Acute Therapies	287	495	782	286	454	740	0%	9%	6%
BioPharma Solutions	273	396	669	234	252	486	17%	57%	38%
Patient Support Systems	86	29	115	—	—	—	n/a	n/a	n/a
Front Line Care	51	19	70	—	—	—	n/a	n/a	n/a
Surgical Solutions	12	15	27	—	—	—	n/a	n/a	n/a
Other	81	28	109	77	28	105	5%	0%	4%
Total Baxter	5,180	7,604	12,784	4,878	6,795	11,673	6%	12%	10%

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Years Ended December 31,
	2021	2020
Cash flows from operations - continuing operations	$2,222	$1,870
Cash flows from investing activities	(11,200)	(1,179)
Cash flows from financing activities	8,245	(345)

Cash flows from operations - continuing operations	$2,222	$1,870
Capital expenditures	(743)	(709)
Free cash flow - continuing operations	$1,479	$1,161
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 20
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended December 31, 2020 to The Three Months Ended December 31, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	Hillrom	FX	Operational Sales Growth*
Renal Care	2%	0%	0%	2%	4%
Medication Delivery	6%	0%	0%	0%	6%
Pharmaceuticals	7%	(6)%	0%	1%	2%
Clinical Nutrition	2%	0%	0%	2%	4%
Advanced Surgery	(2)%	0%	0%	2%	0%
Acute Therapies	(9)%	0%	0%	2%	(7)%
BioPharma Solutions	26%	0%	0%	5%	31%
Patient Support Systems	n/a	n/a	n/a	n/a	n/a
Front Line Care	n/a	n/a	n/a	n/a	n/a
Surgical Solutions	n/a	n/a	n/a	n/a	n/a
Other	20%	0%	0%	0%	20%
Total Baxter	10%	(1)%	(7)%	2%	4%

U.S.	15%	0%	(12)%	0%	3%
International	7%	(2)%	(3)%	2%	4%
*Totals may not add across due to rounding.
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 21
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Year Ended December 31, 2020 to The Year Ended December 31, 2021
(unaudited)

	Net Sales Growth As Reported	Caelyx and Doxil	Hillrom	FX	Operational Sales Growth*
Renal Care	4%	0%	0%	(2)%	2%
Medication Delivery	7%	0%	0%	(1)%	6%
Pharmaceuticals	9%	(5)%	0%	(4)%	0%
Clinical Nutrition	6%	0%	0%	(2)%	4%
Advanced Surgery	10%	0%	0%	(1)%	9%
Acute Therapies	6%	0%	0%	(3)%	3%
BioPharma Solutions	38%	0%	0%	(3)%	35%
Patient Support Systems	n/a	n/a	n/a	n/a	n/a
Front Line Care	n/a	n/a	n/a	n/a	n/a
Surgical Solutions	n/a	n/a	n/a	n/a	n/a
Other	4%	0%	0%	(1)%	3%
Total Baxter	10%	(1)%	(2)%	(3)%	5%

U.S.	6%	0%	(3)%	0%	3%
International	12%	(2)%	(1)%	(4)%	6%
*Totals may not add across due to rounding.
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 22
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Projected First Quarter and Full Year 2022 U.S. GAAP Sales Growth to Projected Operational Sales Growth and
Projected First Quarter and Full Year 2022 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q1 2022*	FY 2022*
Sales Growth - U.S. GAAP	24% - 25%	24% - 25%
Hillrom	(25)% - (26)%	(22)% - (23)%
Foreign exchange	3%	2%
Sales Growth - Operational	1% - 3%	4%

Earnings Per Share Guidance	Q1 2022*	FY 2022*
Earnings per Diluted Share - U.S. GAAP	$0.46 - $0.49	$2.91 - $3.01
Estimated intangible asset amortization	$0.27	$1.08
Estimated business optimization charges	$0.01	$0.05
Estimated acquisition and integration expenses	$0.03	$0.12
Estimated European medical devices regulation	$0.02	$0.09
Earnings per Diluted Share - Adjusted	$0.79 - $0.82	$4.25 - $4.35
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the first quarter and full year of 2022 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during 2022.